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                                                                     EXHIBIT 3.7

                                 RESTATED BYLAWS

                                       OF

                         SHURGARD STORAGE CENTERS, INC.





Effective on December 7, 2000
Amendments are listed on p. i



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                         SHURGARD STORAGE CENTERS, INC.

                                   AMENDMENTS

                                                                     Date of
   Section                       Effect of Amendment                Amendment
--------------- ------------------------------------------------ ---------------





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                                    CONTENTS

SECTION 1.     DEFINITIONS                                                 ..  1

SECTION 2.     OFFICES                                                     ..  3

SECTION 3.     SHAREHOLDERS                                                 .  4
        3.1    Annual Meeting                                             ...  4
        3.2    Special Meetings                                             .  4
        3.3    Place of Meeting                                             .  4
        3.4    Notice of Meeting                                               4
        3.5    Business for Shareholders' Meetings                         ..  4
           3.5.1   Business at Annual Meetings                             ..  4
           3.5.2   Business at Special Meetings                             .  5
           3.5.3   Notice to Corporation                                       5
        3.6    Waiver of Notice                                             .  5
           3.6.1   In Writing                                             ...  5
           3.6.2   By Attendance                                               5
        3.7    Fixing of Record Date for Determining Shareholders         ...  6
        3.8    Dividends, Distributions and Other Rights                       6
        3.9    Voting List                                                 ..  6
        3.10   Quorum                                                     ...  6
        3.11   Manner of Acting                                             .  7
        3.12   Proxies                                                     ..  7
           3.12.1  Appointment                                             ..  7
           3.12.2  Delivery to Corporation; Duration                           7
        3.13   Voting of Shares                                             .  7
        3.14   Voting for Directors                                         .  8
        3.15   Action by Shareholders Without a Meeting                     .  8
        3.16   Inspectors of Election                                     ...  8
           3.16.1  Appointment                                             ..  8
           3.16.2  Duties                                                 ...  8

SECTION 4.     BOARD OF DIRECTORS                                         ...  9
        4.1    General Powers                                             ...  9
        4.2    Number and Tenure                                               9
        4.3    Nomination and Election                                     ..  9
           4.3.1   Nomination                                             ...  9
           4.3.2   Election                                                 . 10
        4.4    Annual and Regular Meetings                                 .. 10
        4.5    Special Meetings                                             . 10
        4.6    Meetings by Telephone                                          10
        4.7    Notice of Special Meetings                                 ... 11
           4.7.1   Personal Delivery                                          11
           4.7.2   Delivery by Mail                                         . 11
           4.7.3   Delivery by Private Carrier                             .. 11
           4.7.4   Facsimile Notice                                         . 11
           4.7.5   Delivery by Telegraph                                      11
           4.7.6   Oral Notice                                             .. 11
        4.8    Waiver of Notice                                             . 11
           4.8.1   In Writing                                             ... 11
           4.8.2   By Attendance                                              12
        4.9    Quorum                                                     ... 12


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        4.10   Manner of Acting                                             . 12
        4.11   Presumption of Assent                                          12
        4.12   Action by Board or Committees Without a Meeting             .. 12
        4.13   Resignation                                                 .. 12
        4.14   Removal                                                     .. 12
        4.15   Vacancies                                                      13
        4.16   Executive and Other Committees                             ... 13
           4.16.1  Creation and Authority of Committees                     . 13
           4.16.2  Audit Committee                                         .. 13
           4.16.3  Compensation Committee                                 ... 13
           4.16.4  Nominating and Organization Committee                      14
           4.16.5  Minutes of Meetings                                     .. 14
           4.16.6  Quorum and Manner of Acting                             .. 14
           4.16.7  Resignation                                             .. 14
           4.16.8  Removal                                                 .. 14
        4.17   Compensation                                                 . 14
        4.18   Lead Outside Director                                          15

SECTION 5.     OFFICERS                                                     . 15
        5.1    Number                                                     ... 15
        5.2    Election and Term of Office                                 .. 15
        5.3    Resignation                                                 .. 15
        5.4    Removal                                                     .. 15
        5.5    Vacancies                                                      15
        5.6    Chairman of the Board                                          16
        5.7    President                                                      16
        5.8    Vice President                                             ... 16
        5.9    Secretary                                                      16
        5.10   Treasurer                                                      16
        5.11   Salaries                                                     . 17

SECTION 6.     CONTRACTS, LOANS, CHECKS AND DEPOSITS                          17
        6.1    Contracts                                                      17
        6.2    Loans to the Corporation                                     . 17
        6.3    Checks, Drafts, Etc.                                         . 17
        6.4    Deposits                                                     . 17

SECTION 7.     CERTIFICATES FOR SHARES AND THEIR TRANSFER                 ... 17
        7.1    Issuance of Shares                                         ... 17
        7.2    Certificates for Shares                                     .. 17
        7.3    Stock Records                                                  18
        7.4    Restriction on Transfer                                     .. 18
        7.5    Transfers of Shares                                         .. 18
        7.6    Shareholders' Disclosures                                      19
        7.7    Lost or Destroyed Certificates                             ... 19

SECTION 8.     BOOKS AND RECORDS                                              19
        8.1    Annual Report to Shareholders                                  19
        8.2    Corporate Records                                              19

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SECTION 9.     ACCOUNTING YEAR                                             .. 20

SECTION 10.    SEAL                                                         . 20

SECTION 11.    INDEMNIFICATION                                             .. 20
        11.1   Right to Indemnification                                     . 20
        11.2   Restrictions on Indemnification                             .. 21
        11.3   Right of Indemnitee to Bring Suit                              21
        11.4   Nonexclusivity of Rights                                     . 21
        11.5   Nonexclusivity of Rights                                     . 21
        11.6   Insurance, Contracts and Funding                             . 21
        11.7   Indemnification of Employees and Agents of the Corporation ... 22
        11.8   Persons Serving Other Entities                             ... 22
        11.9   Procedures for the Submission of Claims                     .. 22

SECTION 12.    INVESTMENT POLICY AND RESTRICTIONS                         ... 22
        12.1   General Statement of Policy                                 .. 22
           12.1.1  Types of Investments                                     . 22
           12.1.2  Tax Treatment as a REIT                                 .. 22
           12.1.3  Liability Protection                                     . 23
           12.1.4  Review of Investment Policies                              23
        12.2   Appraisal Requirement                                          23
        12.3   Specific Investments                                         . 23
        12.4   Reserves                                                     . 23
        12.5   Investment Restrictions                                     .. 23
        12.6   Restrictions Upon Dealings Between the Corporation and
               Interested Parties                                             25
        12.7   Corporation's Right to Borrow Funds                         .. 26
        12.8   Pursuit of Ancillary Services                                  27
        12.9   Corporation's Right to Participate in Joint Investments     .. 27
        12.10  Investment in Corporation's Shares                         ... 28

SECTION 13.    INDEPENDENT ACTIVITIES                                     ... 28
        13.1   Shares Held by Directors and Officers                          28
        13.2   Business Interests and Investments of Directors             .. 28
        13.3   Other Business Relationships of Directors                      28

SECTION 14.    AMENDMENTS                                                 ... 28

SECTION 15.    MISCELLANEOUS                                                  29
        15.1   Provisions in Conflict With Law or Regulations             ... 29
        15.2   Reliance Upon Legal Advice                                 ... 29
        15.3   Construction                                                 . 29


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                                 RESTATED BYLAWS
                                       OF
                         SHURGARD STORAGE CENTERS, INC.

                             SECTION 1. DEFINITIONS

        Whenever used in these Bylaws, unless the context otherwise requires, the terms defined in this Section 1 shall have the following respective meanings:

        "ADJUSTED NET WORTH" means the amount obtained by subtracting the Corporation's total liabilities from its total assets as adjusted. The Corporation shall reduce its total assets by such reasonable reserves as the Board shall determine but shall not take into account depreciation or amortization. Except as otherwise stated herein, the Corporation's total assets and total liabilities shall be as shown on the Corporation's books, which shall be prepared in accordance with generally accepted accounting principles.

        "AFFILIATE" of a Person means (a) any other Person directly or indirectly controlling, controlled by or under common control with such Person,
(b) any other Person owning or controlling ten percent (10%) or more of the outstanding voting securities of such Person, (c) any officer, Director or partner of such Person, and (d) if such Person is an officer, Director or partner, any company for which such Person acts as an officer, Director or partner.

        "ANCILLARY SERVICES" means any business activity rendered in connection with, or incidental to, the Corporation's primary activity of leasing its properties, generating revenues for the Corporation that would be treated by the IRS as Nonqualifying Income, including, but not limited to, the sale of goods and services to its tenants or others.

        "ASSET COVERAGE" means the ratio (expressed as a percentage) which the value of the Corporation's total assets, less all liabilities and indebtedness, except indebtedness for unsecured borrowings, bears to the aggregate amount of all unsecured borrowings of the Corporation.

        "BOARD" means the Board of Directors of the Corporation, as constituted from time to time.

        "BYLAWS" means the Restated Bylaws of the Corporation, as in effect from time to time.

        "CHAIRMAN OF THE BOARD" shall have the meaning assigned to such term in Sections 5.1 and 5.6 hereof.

        "CODE" means the Internal Revenue Code of 1986, as it may be amended from time to time.

        "COMMON STOCK" means the Class A Common Stock of the Corporation, par value $.001 per share, the Class B Common Stock of the Corporation, par value $.001 per share, and the Excess Stock of the Corporation, par value $.001 per share.

        "CORPORATION" means Shurgard Storage Centers, Inc., a Washington corporation.

        "DIRECTORS" means the directors of the Board.

        "INDEBTEDNESS" of the Corporation means, as of the date the amount thereof is to be determined, any and all amounts due on financial obligations of the Corporation evidencing its obligations to repay funds borrowed to finance the business and affairs of the Corporation, including, but not limited to, the outstanding principal balance, accrued but unpaid interest, late fees and penalties, or other obligations, due under any of the Corporation's debt securities, commercial paper, notes, debentures, bonds, promissory notes, revolving lines of


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credit, and credit and loan agreements. Indebtedness is limited to amounts borrowed by the Corporation and does not include other liabilities, such as accounts payable, lease obligations, liabilities and claims incurred in the conduct of the Corporation's business, or the liabilities of other companies or entities in which the Corporation may have invested. In addition, "Indebtedness" includes any amounts borrowed by any wholly owned subsidiaries of the Corporation.

        "INDEBTEDNESS RESTRICTION" means the restriction placed upon the Corporation's authority to borrow funds set forth in Section 12.7 hereof.

        "INDEPENDENT DIRECTORS" means Directors who do not perform services for the Corporation, except as Directors.

        "INTERESTED PARTY" of the Corporation means a Director, an officer, any Person owning or controlling ten percent (10%) or more of any class of outstanding voting securities of the Corporation, or any Affiliate of any of the aforementioned Persons, and, to the extent that any such Person proposes to enter into a transaction with the Corporation, such transaction is subject to the restrictions set forth in Section 12.6 hereof.

        "IRS" means the Internal Revenue Service.

        "MORTGAGE LOANS" means notes, debentures, bonds and other evidences of indebtedness or obligations that are secured or collateralized by interests in real property.

        "NONQUALIFYING INCOME" means income not described in Section 856(c)(2) of the Code, or any successor provision.

        "OTHER SHURGARD PROGRAMS" means the real estate programs (other than the 17 partnerships included in the consolidation effective March 1, 1994 (the "Partnerships")), whether organized as joint ventures, general partnerships, limited partnerships or otherwise, which were organized by Shurgard or any of the general partners of the Partnerships, and whose assets were managed by Shurgard as of the date the Corporation was organized.

        "OWN," "OWNER" or "OWNERSHIP" means a Person considered to "own" Shares if such Person is treated as an owner of such Shares for purposes of the REIT Provisions of the Code, including ownership provisions of Code Sections 542 and 544 (all as in effect from time to time).

        "PERSON" means an individual, a corporation, limited partnership, general partnership, joint stock company or an association, a joint venture, trust, bank, trust company, land trust, business trust or an estate, or any other entity and governmental agency and any political subdivision thereof.

        "PREFERRED STOCK" means the shares of any series or any class of any series of Preferred Stock authorized and created by the Board in accordance with the terms and provisions of the Articles of Incorporation of the Corporation and the Washington Business Corporation Act.

        "PRESIDENT" shall have the meaning assigned to such term in Sections 5.1 and 5.7 hereof.

        "REIT" means a real estate investment trust as defined in Sections 856 to 860 of the Code.

        "REIT PROVISIONS OF THE CODE" means Part II, Subchapter M of Chapter 1 of the Code, as now enacted or hereafter amended, or successor statutes, relating to REITs.

        "SECRETARY" shall have the meaning assigned to such term in Sections 5.1 and 5.9 hereof.

        "SECURITIES" means any instruments commonly known as "securities," including stock, shares, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible,


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subordinated or otherwise, or any certificates of interest, shares or participations, or warrants, options or rights to subscribe to, purchase or acquire any of the foregoing.

        "SHARES" means the Corporation's shares of stock, whether Common Stock or Preferred Stock.

        "SHURGARD" means Shurgard Incorporated, a Washington corporation, which was merged into the Corporation effective March 24, 1995.

        "SHAREHOLDER" means a holder of the Shares of the Corporation's stock, whether Common Stock or Preferred Stock.

        "SUBSIDIARY" of a Person means an Affiliate controlled by such Person directly or indirectly, through one or more intermediaries.

        "TOTAL ASSETS" of the Corporation means, as of the date the amount thereof is to be determined, the greater of (a) the Corporation's total assets computed in accordance with generally accepted accounting principles, consistently applied (and which would be reflected on the Corporation's balance sheet if such balance sheet were prepared as of such date), plus all accumulated depreciation as of such date, and (b) the fair market value of the Corporation's assets determined in accordance with guidelines established by the Board, consistently applied. Notwithstanding the foregoing, the Board may change the guidelines established for computing the fair market value of its assets, pursuant to clause (b) of the preceding sentence, if such change is made in good faith and not for the purpose of circumventing the restrictions contained in the Indebtedness Restriction, and if applied retroactively would not have prohibited the Corporation from borrowing any funds at the time such funds were actually borrowed by the Corporation.

        "TREASURER" shall have the meaning assigned to such term in Sections 5.1 and 5.10 hereof.

        "UNIMPROVED REAL PROPERTY" means the property of a REIT which has the following three (3) characteristics: (a) an equity interest in property which was not acquired for the purpose of producing rental or other operating income,
(b) no development or construction is in progress on such land, and (c) no development or construction on such land is planned in good faith to commence within one (1) year of the property's acquisition by the Corporation or within one (1) year of the Corporation's receipt of all necessary permits, licenses and approvals to proceed with development or construction, provided that the Corporation in good faith, following the acquisition of the land, proceeds to apply for and pursue the issuance of all permits, licenses and approvals as may be necessary, prudent or advisable for the development and or construction planned for the land.

        "VICE PRESIDENT" shall have the meaning assigned to such term in Sections 5.1 and 5.8 hereof.

                               SECTION 2. OFFICES

        The principal office of the Corporation shall be located at its principal place of business or such other place as the Board may designate. The Corporation may have such other offices, either within or without the State of Washington, as the Board may designate or as the business of the Corporation may require from time to time.

                             SECTION 3. SHAREHOLDERS

        3.1    ANNUAL MEETING

        The annual meeting of the Shareholders shall be held the second Tuesday in May in each year at the principal office of the Corporation or such other place designated by the Board for the purpose of electing Directors and transacting such other business as may properly come before the meeting. If the day fixed for the


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annual meeting is a legal holiday at the place of the meeting, the meeting shall be held on the next succeeding business day. At any time prior to the commencement of the annual meeting, the Board may postpone the annual meeting for a period of up to one hundred twenty (120) days from the date fixed for such meeting in accordance with this Section 3.1. If the annual meeting is not held on the date designated therefor, the Board shall cause the meeting to be held as soon thereafter as may be convenient.

        3.2    SPECIAL MEETINGS

        The Chairman of the Board, the President, the Board, a majority of the Independent Directors or the holders of not less than ten percent (10%) of all the outstanding Shares entitled to vote at the meeting may call special meetings of the Shareholders for any purpose.

        3.3    PLACE OF MEETING

        All meetings shall be held at the principal office of the Corporation or at such other place within or without the State of Washington designated by the Board, by any Persons entitled to call a meeting hereunder or in a waiver of notice signed by all the Shareholders entitled to notice of the meeting.

        3.4    NOTICE OF MEETING

        The Chairman of the Board, the President, the Secretary, the Board, the Independent Directors or Shareholders calling an annual or special meeting of Shareholders as provided for herein shall cause to be delivered to each Shareholder entitled to notice of or to vote at the meeting, either personally or by mail, not less than ten (10) nor more than sixty (60) days before the meeting, written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. At any time within ten (10) days after receipt of a written request of the holders of not less than the number of outstanding Shares specified in
Section 3.2 hereof and entitled to vote at the meeting, it shall be the duty of the Secretary to give notice of a special meeting of Shareholders to be held on such date and at such place and hour as the Secretary may fix, not less than ten
(10) nor more than sixty (60) days after receipt of said request, and if the Secretary shall neglect or refuse to issue such notice, the Person making the request may do so and may fix the date for such meeting. Any notice of a meeting to act on an amendment to the Articles of Incorporation, a plan of merger or share exchange, the sale, lease, exchange or other disposition of all or substantially all the Corporation's assets other than in the regular course of business, or the dissolution of the Corporation shall be given not less than twenty (20) days nor more than sixty (60) days before such meeting. If such notice is mailed, it shall be deemed delivered when deposited in the official government mail properly addressed to the Shareholder at the Shareholder's address as it appears on the stock transfer books of the Corporation with postage prepaid. If the notice is telegraphed, it shall be deemed delivered when the content of the telegram is delivered to the telegraph company.

        3.5    BUSINESS FOR SHAREHOLDERS' MEETINGS

               3.5.1       BUSINESS AT ANNUAL MEETINGS

        In addition to the election of Directors, other proper business may be transacted at an annual meeting of Shareholders, provided that such business is properly brought before such meeting. To be properly brought before an annual meeting, business must be (a) brought by or at the direction of the Board or (b) brought before the meeting by a Shareholder pursuant to written notice thereof, in accordance with Section 3.5.3 hereof, and received by the Secretary not fewer than sixty (60) days prior to the date specified in Section 3.1 hereof for such annual meeting (or if the annual meeting is not held on the second Tuesday of May and if less than sixty (60) days' notice or prior public disclosure of the date of the annual meeting is given or made to the Shareholders, not later than the tenth (10) day following the day on which the notice of the date of the annual meeting was mailed or such public disclosure was made). Any Shareholder notice shall set forth (i) the name and address of the Shareholder proposing such business; (ii) a representation that the Shareholder is entitled to vote at such meeting


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and a statement of the number of Shares of the Corporation which are beneficially owned by the Shareholder; (iii) a representation that the Shareholder intends to appear in person or by proxy at the meeting to propose such business; and (iv) as to each matter the Shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, the language of the proposal (if appropriate) and any material interest of the Shareholder in such business. No business shall be conducted at any annual meeting of Shareholders except in accordance with this Section 3.5.1. If the facts warrant, the Board, or the chairman of an annual meeting of Shareholders, may determine and declare that (a) a proposal does not constitute proper business to be transacted at the meeting or (b) business was not properly brought before the meeting in accordance with the provisions of this Section 3.5.1, and, if, in either case, it is so determined, any such business not properly brought before the meeting shall not be transacted. The procedures set forth in this Section 3.5.1 for business to be properly brought before an annual meeting by a Shareholder are in addition to, and not in lieu of, the requirements set forth in Rule 14a-8 under Section 14 of the Securities Exchange Act of 1934, as amended, or any successor provision.

               3.5.2       BUSINESS AT SPECIAL MEETINGS

        At any special meeting of the Shareholders, only such business as is specified in the notice of such special meeting given by or at the direction of the Person or Persons calling such meeting, in accordance with Section 3.4 hereof, shall come before such meeting.

               3.5.3       NOTICE TO CORPORATION

        Any written notice required to be delivered by a Shareholder to the Corporation pursuant to Section 3.4, Section 3.5.1 or Section 3.5.2 hereof must be given, either by personal delivery or by registered or certified mail, postage prepaid, to the Secretary at the Corporation's executive offices.

        3.6    WAIVER OF NOTICE

               3.6.1       IN WRITING

               Whenever any notice is required to be given to any Shareholder under the provisions of these Bylaws, the Articles of Incorporation or the Washington Business Corporation Act, a waiver thereof in writing, signed by the Person or Persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

               3.6.2       BY ATTENDANCE

               The attendance of a Shareholder at a meeting shall constitute a waiver of notice of such meeting, except when a Shareholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

        3.7    FIXING OF RECORD DATE FOR DETERMINING SHAREHOLDERS

        For the purpose of determining Shareholders entitled (a) to notice of or to vote at any meeting of Shareholders or any adjournment thereof or (b) to receive payment of any dividend, or in order to make a determination of Shareholders for any other purpose, the Board may fix a future date as the record date for any such determination. Such record date shall be not more than seventy (70) days, and in case of a meeting of Shareholders not less than ten
(10) days prior to the date on which the particular action requiring such determination is to be taken. If no record date is fixed for the determination of Shareholders entitled to notice of or to vote at a meeting, the record date shall be the day immediately preceding the date on which notice of the meeting is first given to Shareholders. Such a determination shall apply to any adjournment of the meeting unless the Board fixes a new record date, which it shall do if the meeting is adjourned to a date more than one hundred twenty
(120) days after the date fixed for the original meeting. If no record date is set for the


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
determination of Shareholders entitled to receive payment of any stock dividend or distribution (other than one involving a purchase, redemption, or other acquisition of the corporation's shares) the record date shall be the date the Board authorizes the stock dividend or distribution.

        3.8    DIVIDENDS, DISTRIBUTIONS AND OTHER RIGHTS

        The Board may, out of funds legally available therefor, at any regular or special meeting, declare dividends upon the Shares as and when it deems expedient. Before declaring any dividends there may be set apart out of any funds of the Corporation available for dividends, such sums as the Board, from time to time in its discretion, deems proper for working capital or as a reserve fund to make contingencies or for equalizing dividends or for such other purposes as the Board shall deem conducive to the interests of the Corporation. Any distribution of income or capital assets of the Corporation to Stockholders will be accompanied by a written statement disclosing the source of the funds distributed. If, at the time of distribution, this information is not available, a written explanation of the relevant circumstances will accompany the distribution and a written statement disclosing the source of funds distributed will be sent to the Stockholders not later than sixty (60) days after the close of the fiscal year in which the distribution was made.

        3.9    VOTING LIST

        At least ten (10) days before each meeting of Shareholders, a complete list of the Shareholders entitled to vote at such meeting, or any adjournment thereof, shall be made, arranged in alphabetical order, with the address of and number of Shares held by each Shareholder. This list shall be open to examination by any Shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. This list shall also be produced and kept at such meeting for inspection by any Shareholder who is present.

        3.10   QUORUM

        A majority of votes entitled to be cast on a matter by the holders of shares that, pursuant to the Articles of Incorporation or the Washington Business Corporation Act, are entitled to vote and be counted collectively, upon such matter, present in Person or represented by proxy at the meeting, shall constitute a quorum at a meeting of the Shareholders; provided, that where a separate vote by a class or classes is required, a majority of the outstanding shares of such class or classes, present in person or represented by proxy at the meeting, shall constitute a quorum entitled to take action with respect to that vote on that matter. If less than a majority of the outstanding Shares entitled to vote are represented at a meeting, a majority of the Shares so represented may adjourn the meeting from time to time without further notice. If a quorum is present or represented at a reconvened meeting following such an adjournment, any business may be transacted that might have been transacted at the meeting as originally called. The Shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum.

        3.11   MANNER OF ACTING

        In all matters other than the election of Directors, if a quorum is present, the affirmative vote of the majority of the outstanding Shares present in Person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the Shareholders, unless the vote of a greater number is required by these Bylaws, the Articles of Incorporation or the Washington Business Corporation Act. Where a separate vote by a class or classes is required, if a quorum of such class or classes is present, the affirmative vote of the majority of outstanding shares of such class or classes present in Person or represented by proxy at the meeting shall be the act of such class or classes. Directors shall be elected by a plurality of the votes of the Shares present in Person or represented by proxy at the meeting and entitled to vote on the election of Directors.

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        3.12   PROXIES

               3.12.1      APPOINTMENT

        Each Shareholder entitled to vote at a meeting of Shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another Person or Persons to act for such Shareholder by proxy. Such authorization may be accomplished by (a) the Shareholder or such Shareholder's authorized officer, Director, employee or agent executing a writing or causing his or her signature to be affixed to such writing by any reasonable means, including facsimile signature, or (b) transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission to the intended holder of the proxy or to a proxy solicitation firm, proxy support service or similar agent duly authorized by the intended proxy holder to receive such transmission; provided, that any such telegram, cablegram or other electronic transmission must either set forth or be accompanied by information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the Shareholder. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission by which a Shareholder has authorized another Person to act as proxy for such Shareholder may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

               3.12.2      DELIVERY TO CORPORATION; DURATION

        A proxy shall be filed with the Secretary before or at the time of the meeting or the delivery to the Corporation of the consent to corporate action in writing. A proxy shall become invalid three (3) years after the date of its execution unless otherwise provided in the proxy. A proxy with respect to a specified meeting shall entitle the holder thereof to vote at any reconvened meeting following adjournment of such meeting but shall not be valid after the final adjournment thereof.

        3.13   VOTING OF SHARES

        Each outstanding Share entitled to vote with respect to the subject matter of an issue submitted to a meeting of Shareholders shall be entitled to one (1) vote upon each such issue unless otherwise set forth in the Articles of Incorporation or other document defining the rights and preferences of any such Shares.

        3.14   VOTING FOR DIRECTORS

        Each Shareholder entitled to vote at an election of Directors may vote, in Person or by proxy, the number of Shares owned by such Shareholder for as many Persons as there are Directors to be elected and for whose election such Shareholder has a right to vote.

        3.15   ACTION BY SHAREHOLDERS WITHOUT A MEETING

        Any action which could be taken at any annual or special meeting of Shareholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be (a) signed by all of the Shareholders entitled to vote with respect to the subject matter thereof (as determined in accordance with Section 3.7.2 hereof) and (b) delivered to the Corporation. Every written consent shall bear the date of signature of each Shareholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless written consents signed by all of the Shareholders entitled to vote with respect to the subject matter thereof are delivered to the Corporation, in the manner required by this Section 3.14, within sixty (60) (or the maximum number permitted by applicable law) days of the earliest dated consent delivered to the Corporation in the manner required by this Section 3.14. A Shareholder may withdraw consent only by delivering a written notice of withdrawal to the Corporation prior to the time all consents are in the possession of the Corporation. The validity of any consent executed by a proxy for a Shareholder pursuant to a telegram, cablegram or other means of electronic transmission transmitted to such proxy holder by or upon the authorization of the Shareholder shall be determined by or at the direction of the Secretary. A written record of the information upon which the Person making such determination relied shall be made and kept in the records of the proceedings of the Shareholders. Any such consent shall be inserted in the minute book as if it were the minutes of a meeting of the Shareholders.

        3.16   INSPECTORS OF ELECTION

               3.16.1      APPOINTMENT

        In advance of any meeting of Shareholders, the Board shall appoint one or more Persons to act as inspectors of election at such meeting and to make a written report thereof. The Board may designate one (1) or more Persons to serve as alternate inspectors to serve in place of any inspector who is unable or fails to act. If no inspector or alternate is able to act at a meeting of Shareholders, the chairman of such meeting shall appoint one or more Persons to act as inspector of elections at such meeting.

               3.16.2      DUTIES

        The inspectors shall:

               (a) ascertain the number of Shares of the Corporation outstanding and the voting power of each such Share;

               (b) determine the Shares represented at the meeting and the validity of proxies and ballots;

               (c) count all votes and ballots;

               (d) determine and retain for a reasonable period of time a record of the disposition of any challenges made to any determination by them; and

               (e) certify their determination of the number of Shares represented at the meeting and their count of the votes and ballots.

        The validity of any proxy or ballot shall be determined by the inspectors of election in accordance with the applicable provisions of these Bylaws and the Washington Business Corporation Act as then in effect. In determining the validity of any proxy transmitted by telegram, cablegram or other electronic transmission, the inspectors shall record in writing the information upon which they relied in making such determination. Each inspector of elections shall, before entering upon the discharge of his or her duties, take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors of election may appoint or retain other Persons to assist them in the performance of their duties.

                          SECTION 4. BOARD OF DIRECTORS

        4.1    GENERAL POWERS

        The business and affairs of the Corporation shall be managed by the Board.

        4.2    NUMBER AND TENURE

        The Board shall be composed of not fewer than three nor more than nine Directors, the specific number to be set by resolution of the Board; provided that the Board may be less than three until vacancies are filled.

No decrease in the number of Directors shall have the effect of shortening the term of any incumbent Director. The Board shall be divided into three classes, with the classes to be as equal in number as may be possible.

        At each annual meeting of Shareholders, the number of Directors equal to the number of Directors in the class whose term expires at the time of such meeting shall be elected to serve until the third ensuing annual meeting of Shareholders. Unless a Director dies, resigns or is removed, he or she will hold office for the term elected or until his or her successor is elected and qualified, whichever is later. Directors may be removed only for cause. Directors need not be Shareholders of this corporation or residents of the State of Washington. Written ballots are not required in the election of Directors. At any time the Board consists of more than one (1) Director, at least a majority of Directors shall at all times be Independent Directors; provided, however, that in the event of the death, resignation or removal of an Independent Director, such requirement shall not be applicable for a period of sixty (60) days.

        4.3    NOMINATION AND ELECTION

               4.3.1       NOMINATION

        Only Persons who are nominated in accordance with the following procedures shall be eligible for election as Directors. Nominations for the election of Directors may be made (a) by or at the direction of the Board or (b) by any Shareholder of record entitled to vote for the election of Directors at such meeting; provided, however, that a Shareholder may nominate Persons for election as Directors only if written notice (in accordance with Section 3.5.3 hereof) of such Shareholder's intention to make such nominations is received by the Secretary (i) with respect to an election to be held at an annual meeting of the Shareholders, not fewer than sixty (60) nor more than ninety (90) days prior to the date specified in Section 3.1 hereof for such annual meeting (or if the annual meeting is not held on the second Tuesday in May and if less than sixty
(60) days' notice or prior public disclosure of the date of the annual meeting is given or made to the Shareholders, not later than the tenth (10) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made) and (ii) with respect to an election to be held at a special meeting of the Shareholders for the election of Directors, not later than the close of business on the seventh (7) business day following the date on which notice of such meeting is first given to Shareholders. Any such Shareholder's notice shall set forth (a) the name and address of the Shareholder who intends to make a nomination; (b) a representation that the Shareholder is entitled to vote at such meeting and a statement of the number of Shares of the Corporation which are beneficially owned by the Shareholder; (c) a representation that the Shareholder intends to appear in person or by proxy at the meeting to nominate the Person or Persons specified in the notice; (d) as to each Person the Shareholder proposes to nominate for election or re-election as a Director, the name and address of such Person and such other information regarding such nominee as would be required in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had such nominee been nominated by the Board, and a description of any arrangements or understandings, between the Shareholder and such nominee and any other Persons (including their names), pursuant to which the nomination is to be made; and (e) the consent of each such nominee to serve as a Director if elected. If the facts warrant, the Board, or the chairman of a Shareholders' meeting at which Directors are to be elected, shall determine and declare that a nomination was not made in accordance with the foregoing procedure, and, if it is so determined, the defective nomination shall be disregarded. The right of Shareholders to make nominations pursuant to the foregoing procedure is subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation. The procedures set forth in this Section 4.3 for nomination for the election of Directors by Shareholders are in addition to, and not in limitation of, any procedures now in effect or hereafter adopted by or at the direction of the Board or any committee thereof.

               4.3.2       ELECTION

        At each election of Directors, the Persons receiving the greatest number of votes shall be the Directors.

        4.4    ANNUAL AND REGULAR MEETINGS

        An annual Board meeting shall be held without notice immediately after and at the same place as the annual meeting of Shareholders. By resolution, the Board or any committee designated by the Board may specify the time and place either within or without the State of Delaware for holding regular meetings thereof without other notice than such resolution.

        4.5    SPECIAL MEETINGS

        Special meetings of the Board or any committee appointed by the Board may be called by or at the request of the Chairman of the Board, the President, the Secretary or, in the case of special Board meetings, any two (2) Directors and, in the case of any special meeting of any committee appointed by the Board, by the chairman thereof. The Person or Persons authorized to call special meetings may fix any place either within or without the State of Delaware as the place for holding any special Board or committee meeting called by them.

        4.6    MEETINGS BY TELEPHONE

        Members of the Board or any committee designated by the Board may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means so that all Persons participating in the meeting can hear each other. Participation by such means shall constitute presence in Person at a meeting.

        4.7    NOTICE OF SPECIAL MEETINGS

        Notice of a special Board or committee meeting stating the place, day and hour of the meeting shall be given to a Director in writing or orally by telephone or in Person. Neither the business to be transacted at nor the purpose of any special meeting need be specified in the notice of such meeting.

               4.7.1       PERSONAL DELIVERY

        If notice is given by personal delivery, the notice shall be effective if delivered to a Director at least two (2) days before the meeting.

               4.7.2       DELIVERY BY MAIL

        If notice is delivered by mail, the notice shall be deemed effective if deposited in the official government mail properly addressed to a Director at his or her address shown on the records of the Corporation with postage prepaid at least five (5) days before the meeting.

               4.7.3       DELIVERY BY PRIVATE CARRIER

        If notice is given by private carrier, the notice shall be deemed effective when dispatched to a Director at his or her address shown on the records of the Corporation at least three (3) days before the meeting.

               4.7.4       FACSIMILE NOTICE

        If notice is delivered by wire or wireless equipment that transmits a facsimile of the notice, the notice shall be deemed effective when dispatched at least two (2) days before the meeting to a Director at his or her telephone number or other number appearing on the records of the Corporation.

               4.7.5       DELIVERY BY TELEGRAPH

        If notice is delivered by telegraph, the notice shall be deemed effective if the content thereof is delivered to the telegraph company at least two (2) days before the meeting for delivery to a Director at his or her address shown on the records of the Corporation.

               4.7.6       ORAL NOTICE

        If notice is delivered orally, by telephone or in Person, the notice shall be deemed effective if personally given to the Director at least two (2) days before the meeting.

        4.8    WAIVER OF NOTICE

               4.8.1       IN WRITING

        Whenever any notice is required to be given to any Director under the provisions of these Bylaws, the Articles of Incorporation or the Washington Business Corporation Act, a waiver thereof in writing, signed by the Person or Persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any regular or special meeting of the Board or any committee appointed by the Board need be specified in the waiver of notice of such meeting.

               4.8.2       BY ATTENDANCE

        The attendance of a Director at a Board or committee meeting shall constitute a waiver of notice of such meeting, except when a Director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

        4.9    QUORUM

        A majority of the total number of Directors fixed by or in the manner provided in these Bylaws or, if vacancies exist on the Board, a majority of the total number of Directors then serving on the Board, provided, however, that such number may be not less than one-third (1/3) of the total number of Directors fixed by or in the manner provided in these Bylaws, shall constitute a quorum for the transaction of business at any Board meeting. If less than a majority are present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

        4.10   MANNER OF ACTING

        The act of the majority of the Directors present at a Board or committee meeting at which there is a quorum shall be the act of the Board or committee, unless the vote of a greater number is required by these Bylaws, the Articles of Incorporation or the Washington Business Corporation Act.

        4.11   PRESUMPTION OF ASSENT

        A Director present at a Board or committee meeting at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent is entered in the minutes of the meeting, or unless such Director files a written dissent to such action with the Person acting as the secretary of the meeting before the adjournment thereof, or forwards such dissent by registered mail to the Secretary immediately after the adjournment of the meeting. A Director who voted in favor of such action may not dissent.

        4.12   ACTION BY BOARD OR COMMITTEES WITHOUT A MEETING

        Any action which could be taken at a meeting of the Board or of any committee appointed by the Board may be taken without a meeting if a written consent setting forth the action so taken is signed by each of the Directors or by each committee member. Any such written consent shall be inserted in the minute book as if it were the minutes of a Board or a committee meeting.

        4.13   RESIGNATION

        Any Director may resign at any time by delivering written notice to the Chairman of the Board, the President, the Secretary or the Board, or to the registered office of the Corporation. Any such resignation shall take effect at the time specified therein, or if the time is not specified, upon delivery thereof, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

        4.14   REMOVAL

        At a meeting of Shareholders called expressly for that purpose, one or more members of the Board (including the entire Board) may be removed, but only with cause, by a vote of the holders of a majority of the Shares then entitled to vote on the election of Directors.

        4.15   VACANCIES

        Any vacancy occurring on the Board may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board; provided, however, that a vacancy created by the death, resignation or removal of an Independent Director, in the absence of a vote of the Shareholders, may be filled only by the vote of a majority of the remaining Independent Directors. A Director elected to fill a vacancy shall be elected only until the next election of Directors by Shareholders.. Any Directorship to be filled by reason of an increase in the number of Directors may be filled by the Board for a term of office continuing only until the next election of the class for which such Director shall have been chosen, and until his or her successor shall be elected and qualify.

        4.16   EXECUTIVE AND OTHER COMMITTEES

               4.16.1      CREATION AND AUTHORITY OF COMMITTEES

        The Board, by resolution passed by the majority of the Directors then in office, may create standing or temporary committees, including an "Executive Committee," each committee to consist of one or more Directors, and invest such committees with such powers as it may see fit, subject to such conditions as may be prescribed by the Board and by applicable law; but no such committee shall have the power or authority to (a) authorize or approve a distribution except according to a general formula or method prescribed by the Board, (b) approve or propose to Shareholders actions or proposals required by the Washington Business Corporation Act to be approved by Shareholders, (c) fill vacancies on the Board or any committee thereof, (d) adopt, amend or repeal Bylaws, (e) amend the Articles of Incorporation pursuant to RCW 23B.10.020, (f) approve a plan of merger not requiring Shareholder approval, or (g) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares except that the Board may authorize a committee or a senior executive officer of the corporation to do so within limits specifically prescribed by the Board. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a committee member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

               4.16.2      AUDIT COMMITTEE

        In addition to any committees appointed pursuant to this Section 4.16, there shall be an "Audit Committee," appointed annually by the Board, consisting of at least two (2) Directors who are not members of management. It shall be the responsibility of the Audit Committee to review the scope and results of the annual independent audit of books and records of the Corporation, to review compliance with all corporate policies that have been approved by the Board and to discharge such other responsibilities as may from time to time be assigned to it by the Board. The Audit Committee shall meet at such times and places as the members deem advisable, and shall make such recommendations to the Board as they consider appropriate.

               4.16.3      COMPENSATION COMMITTEE

        The Board may, in its discretion, designate a "Compensation Committee" consisting of not less than two (2) Directors or such higher number as the Board may from time to time determine. The duties of the Compensation Committee shall consist of the following: (a) to establish and review periodically, but not less than annually, the compensation of the officers of the Corporation and to make recommendations concerning such compensation to the Board; (b) to consider incentive compensation plans for the employees of the Corporation; (c) to carry out the duties assigned to the Compensation Committee under any stock option plan or other plan approved by the Corporation; (d) to consult with the President concerning any compensation matters deemed appropriate by the President or the Compensation Committee; and (e) to perform such other duties as shall be assigned to the Compensation Committee by the Board.

               4.16.4      NOMINATING AND ORGANIZATION COMMITTEE

        The Board may, in its discretion, designate a "Nominating and Organization Committee" consisting of not less than two (2) Directors or such higher number as the Board may from time to time determine. The duties of the Nominating and Organization Committee shall consist of the following: (a) to report and make recommendations to the Board on the size and composition of the Board and nominees for Directors; (b) to evaluate the performance of the officers of the Corporation and, together with management, select and recommend to the Board appropriate individuals for election, appointment and promotion as officers of the Corporation and ensure the continuity of capable management; (c) to report and make recommendations to the Board on the organization of the Corporation; and (d) to perform such other duties as shall be assigned to the Nominating and Organization Committee by the Board.

               4.16.5      MINUTES OF MEETINGS

        All committees so appointed shall keep regular minutes of their meetings and shall cause them to be recorded in books kept for that purpose.

               4.16.6      QUORUM AND MANNER OF ACTING

        A majority of the number of Directors composing any committee of the Board, as established and fixed by resolution of the Board, shall constitute a quorum for the transaction of business at any meeting of such committee, but, if less than a majority are present at a meeting, a majority of such Directors present may adjourn the meeting from time to time without further notice. Except as otherwise provided in the Washington Business Corporation Act, the act of a majority of the members of a committee present at a meeting at which a quorum is present shall be the act of such committee.

               4.16.7      RESIGNATION

        Any member of any committee may resign at any time by delivering written notice thereof to the Chairman of the Board, the President, the Secretary, the Board or the chairman of such committee. Any such resignation shall take effect at the time specified therein or, if the time is not specified, upon delivery thereof, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

               4.16.8      REMOVAL

        The Board may remove from office any member of any committee elected or appointed by it or by an Executive Committee, but only by the affirmative vote of the majority of the Directors then in office.

        4.17   COMPENSATION

        By Board resolution, Directors and committee members may be paid their expenses, if any, of attendance at each Board or committee meeting, or a fixed sum for attendance at each Board or committee meeting, or a stated salary as Director or a committee member, or a combination of the foregoing. No such payment shall preclude any Director or committee member from serving the Corporation in any other capacity and receiving compensation therefor.

        4.18   LEAD OUTSIDE DIRECTOR

        The members of the Board who at the time are neither employees of nor consultants to the Corporation (the "Outside Directors") may, by resolution passed by a majority of the number of such Outside Directors then in office, appoint one of their number to serve as Lead Outside Director. If so appointed, the Lead Outside Director shall be responsible for chairing any meetings of Outside Directors and shall perform such other duties as shall be requested of him or her from time to time by the Outside Directors, acting in the same manner.

                               SECTION 5. OFFICERS

        5.1    NUMBER

        The officers of the Corporation shall be a President, a Secretary and a Treasurer, each of whom shall be elected by the Board. One or more Vice Presidents and such other officers and assistant officers, including a Chairman of the Board, may be elected or appointed by the Board, such officers and assistant officers to hold office for such period, have such authority and perform such duties as are provided in these Bylaws or as may be provided by resolution of the Board. Any officer may be assigned by the Board any additional title that the Board deems appropriate. The Board may delegate to any officer or agent the power to appoint any such subordinate officers or agents and to prescribe their respective terms of office, authority and duties. Any two (2) or more offices may be held by the same Person.

        5.2    ELECTION AND TERM OF OFFICE

        The officers of the Corporation shall be elected annually by the Board at the Board meeting held after the annual meeting of the Shareholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as a Board meeting conveniently may be held. Unless an officer dies, resigns or is removed from office, he or she shall hold office until the next annual meeting of the Board or until his or her successor is elected.

        5.3    RESIGNATION

        Any officer may resign at any time by delivering written notice to the Chairman of the Board, the President, a Vice President, the Secretary or the Board. Any such resignation shall take effect at the time specified therein or, if the time is not specified, upon delivery thereof, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

        5.4    REMOVAL

        Any officer or agent elected or appointed by the Board may be removed by the Board whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the Person so removed.

        5.5    VACANCIES

        A vacancy in any office because of death, resignation, removal, disqualification, creation of a new office or any other cause may be filled by the Board for the unexpired portion of the term, or for a new term established by the Board.

        5.6    CHAIRMAN OF THE BOARD

        If elected, the Chairman of the Board shall perform such duties as shall be assigned to him or her by the Board from time to time and shall preside over meetings of the Board and Shareholders unless another officer is appointed or designated by the Board as Chairman of such meeting

        5.7    PRESIDENT

        The President shall be the chief executive officer of the Corporation unless some other officer is so designated by the Board, shall preside over meetings of the Board and Shareholders in the absence of a Chairman of the Board and, subject to the Board's control, shall supervise and control all the assets, business and affairs of the Corporation. The President may sign certificates for Shares, deeds, mortgages, bonds, contracts or other instruments, except when the signing and execution thereof have been expressly delegated by the Board or by these Bylaws to some other officer or agent of the Corporation or are required by law to be otherwise signed or executed by some other officer or in some other manner. In general, the President shall perform all duties incident to the office of President and such other duties as are prescribed by the Board from time to time. If no Secretary has been appointed, the President shall have the responsibility for the preparation of minutes of meetings of the Board and shareholders and for authentication of the records of the corporation.

        5.8    VICE PRESIDENT

        In the event of the death of the President or his or her inability to act, the Vice President (or if there is more than one Vice President, the Vice President who was designated by the Board as the successor to the President or, if no Vice President is so designated, the Vice President first elected to such office) shall perform the duties of the President, except as may be limited by resolution of the Board, with all the powers of and subject to all the restrictions upon the President. Any Vice President may sign with the Secretary or any Assistant Secretary certificates for Shares. Vice Presidents shall have, to the extent authorized by the President or the Board, the same powers as the President to sign deeds, mortgages, bonds, contracts or other instruments. Vice Presidents shall perform such other duties as from time to time may be assigned to them by the President or by the Board. A Vice-President may be designated as an Executive Vice-President, a Senior Vice-President or a Vice-President of a specific function or responsibility or may be otherwise designated at the discretion of the Board to differentiate various Vice-Presidential positions.

        5.9    SECRETARY

        The Secretary shall be responsible for the preparation of minutes of meetings of the Board and Shareholders, maintenance of the Corporation's records and stock registers, and authentication of the Corporation's records and shall in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the President or by the Board. In the absence of the Secretary, an Assistant Secretary may perform the duties of the Secretary.

        5.10   TREASURER

        If required by the Board, the Treasurer shall give a bond for the faithful discharge of his or her duties in such amount and with such surety or sureties as the Board shall determine. The Treasurer shall have charge and custody of and be responsible for all funds and Securities of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in banks, trust companies or other depositories selected in accordance with the provisions of these Bylaws; sign certificates for Shares; and in general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the President or by the Board. In the absence of the Treasurer, an Assistant Treasurer may perform the duties of the Treasurer.

        5.11   SALARIES

        The salaries of the officers shall be fixed from time to time by the Board or by any Person or Persons to whom the Board has delegated such authority. No officer shall be prevented from receiving such salary by reason of the fact that he or she is also a Director.

                     SECTION 6. CONTRACTS, LOANS, CHECKS AND DEPOSITS

        6.1    CONTRACTS

        The Board may authorize any officer or officers, or agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances.

        6.2    LOANS TO THE CORPORATION

        No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board. Such authority may be general or confined to specific instances.

        6.3    CHECKS, DRAFTS, ETC.

        All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, or agent or agents, of the Corporation and in such manner as is from time to time determined by resolution of the Board.

        6.4    DEPOSITS

        All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board may select.

                   SECTION 7. CERTIFICATES FOR SHARES AND THEIR TRANSFER

        7.1    ISSUANCE OF SHARES

        No Shares shall be issued unless authorized by the Board (or by a committee or senior executive officer as permitted by Section 4.16.1), which authorization shall include the maximum number of Shares to be issued and the consideration to be received for each share.

        7.2    CERTIFICATES FOR SHARES

        Certificates representing Shares shall be signed by the Chairman of the Board or Vice Chairman of the Board or the President or the Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, any of whose signatures may be a facsimile. The Board may in its discretion appoint responsible banks, trust companies or other qualified entities from time to time to act as transfer agents and registrars of the stock of the Corporation; and, when such appointments shall have been made, no stock certificate shall be valid until countersigned by one of such transfer agents and registered by one of such registrars. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such Person was such officer, transfer agent or registrar at the date of issue. All certificates shall include on their face written notice of any restrictions which may be imposed on the transferability of such Shares and shall be consecutively numbered or otherwise identified.

        7.3    STOCK RECORDS

        The stock transfer books shall be kept at the principal office of the Corporation or at the office of the Corporation's transfer agent or registrar. The name and address of each Person to whom certificates for Shares are issued, together with the class and number of Shares represented by each such certificate and the date of issue thereof, shall be entered on the stock transfer books of the Corporation. The Person in whose name Shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

        7.4    RESTRICTION ON TRANSFER

        Except to the extent that the Corporation has obtained an opinion of counsel acceptable to the Corporation that transfer restrictions are not required under applicable securities laws, or has otherwise satisfied itself that such transfer restrictions are not required, all certificates representing Shares shall bear a legend on the face of the certificate, or on the reverse of the certificate if a reference to the legend is contained on the face, which reads substantially as follows:

        "The securities evidenced by this certificate have not been registered under the Securities Act of 1933, as amended, or any applicable state law, and no interest therein may be sold, distributed, assigned, offered, pledged or otherwise transferred unless (a) there is an effective registration statement under such Act and applicable state securities laws covering any such transaction involving said securities or (b) this corporation receives an opinion of legal counsel for the holder of these securities (concurred in by legal counsel for this corporation) stating that such transaction is exempt from registration or (c) this corporation otherwise satisfies itself that such transaction is exempt from registration. Neither the offering of the securities nor any offering materials have been reviewed by any administrator under the Securities Act of 1933, as amended, or any applicable state law."

        7.5    TRANSFERS OF SHARES

        Subject to Section 7.7 hereof, Shares shall be transferable on the records of the Corporation upon presentment to the Corporation or a transfer agent of a certificate or certificates representing the Shares requested to be transferred, with proper endorsement on the certificate or on a separate accompanying document, together with such evidence of the payment of transfer taxes and compliance with other provisions of law as the Corporation or its transfer agent may require. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificates for a like number of Shares shall have been surrendered and cancelled.

        Whenever it is deemed by the Board to be reasonably necessary to protect the tax status of the Corporation, the Board may require a statement or affidavit from each Shareholder or proposed transferee of Shares setting forth the number of Shares already owned by such Person and any related Person specified in the form prescribed by the Board for that purpose. If, in the opinion of the Board, which shall be conclusive, any proposed transfer would jeopardize the status of the Corporation as a REIT under the REIT Provisions of the Code, as now enacted or as hereafter amended, the Directors may refuse to permit such transfer. Any attempted transfer for which the Directors have refused this permission shall be void and of no effect to transfer any legal or beneficial interest in the Shares. All contracts for the sale or other transfer of Shares shall be subject to this provision.

        7.6    SHAREHOLDERS' DISCLOSURES

        The Shareholders, upon demand, shall disclose to the Corporation in writing such information with respect to direct and indirect ownership of the Shares as the Board deems necessary to comply with the provisions of the Code and the regulations thereunder or to comply with the requirements of any other taxing authority, including the provisions relating to qualification of the Corporation as a REIT.

        7.7    LOST OR DESTROYED CERTIFICATES

        In the case of a lost, destroyed or mutilated certificate, a new certificate may be issued therefor upon such terms and indemnity to the Corporation as the Board may prescribe.

                          SECTION 8. BOOKS AND RECORDS

        8.1    ANNUAL REPORT TO SHAREHOLDERS

        The Board shall cause an annual report to be sent to the Shareholders not later than 120 days after the close of the fiscal year adopted by the Corporation. This report shall be sent at least fifteen (15) days before the annual meeting of Shareholders to be held during the next fiscal year and in the manner specified in Section 3.4 hereof for giving Notice to Shareholders. The annual report shall contain financial statements prepared in accordance with generally accepted accounting principles which are audited and reported on by independent certified public accountants.

        8.2    CORPORATE RECORDS

        The corporation shall:

        (a) Keep as permanent records minutes of all meetings of its Shareholders and the Board, a record of all actions taken by the Shareholders or the Board without a meeting, and a record of all actions taken by a committee of the Board exercising the authority of the Board on behalf of the corporation.

        (b)    Maintain appropriate accounting records.

        (c) Maintain a record of its Shareholders, in a form that permits preparation of a list of the names and addresses of all Shareholders, in alphabetical order by class of shares showing the number and class of shares held by each; provided, however, such record may be maintained by an agent of the corporation.

        (d) Maintain its records in written form or in another form capable of conversion into written form within a reasonable time.

        (e)    Keep a copy of the following records at its principal office:

               1. the Articles of Incorporation and all amendments thereto as currently in effect;

               2. the Bylaws and all amendments thereto as currently in effect;

               3. the minutes of all meetings of Shareholders and records of all action taken by Shareholders without a meeting, for the past three years;

               4. the financial statements described in Section 23B.16.200(1) of the Washington Business Corporation Act, for the past three years;

               5. all written communications to Shareholders generally within the past three years;

               6. a list of the names and business addresses of the current Directors and officers; and

               7. the most recent annual report delivered to the Washington Secretary of State.

                           SECTION 9. ACCOUNTING YEAR

        The accounting year of the Corporation shall be the calendar year, provided that if a different accounting year is at any time selected for purposes of federal income taxes, the accounting year shall be the year so selected.

                                SECTION 10. SEAL

        The seal of the Corporation, if any, shall consist of the name of the Corporation, the state of its incorporation and the year of its incorporation.

                           SECTION 11. INDEMNIFICATION

        11.1   RIGHT TO INDEMNIFICATION

        Each Person who was or is made a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (hereinafter a "proceeding"), by reason of the fact that he or she is or was a Director or an officer of the Corporation or that, being or having been such a Director or an officer or an employee of the Corporation, he or she is or was serving at the request of an executive officer of the Corporation as a Director, officer, partner, trustee, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as such a Director, officer, partner, trustee, employee or agent or in any other capacity while serving as such a Director, officer, partner, trustee, employee or agent, shall be indemnified and held harmless by the Corporation to the full extent permitted by the Washington Business Corporation Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), or by other applicable law as then in effect, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by such indemnitee in connection therewith, and such indemnification shall continue as to an indemnitee who has ceased to be a Director, officer, partner, trustee, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that except as provided in Section 11.2 hereof with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized or ratified by the Board. The right to indemnification conferred in this Section 11.1 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that if the Washington Business Corporation Act requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a Director or an officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced upon ultimate determination of nonentitlement to indemnification for such expenses under this Section 11.1 or otherwise.

        11.2   RESTRICTIONS ON INDEMNIFICATION

        No indemnification shall be provided to any such indemnitee for acts or omissions of the indemnitee finally adjudged to be intentional misconduct or a knowing violation of law, for conduct of the indemnitee finally adjudged to be in violation of Section 23B.08.310 of the Washington Business Corporation Act, for any transaction with respect to which it was finally adjudged that such indemnitee personally received a benefit in money, property or services to which the indemnitee was not legally entitled or if the corporation is otherwise prohibited by applicable law from paying such indemnification, except that if
Section 23B.08.560 or any successor provision of the Washington Business Corporation Act is hereafter amended, the restrictions on indemnification set forth in this subsection 11.2 shall be as set forth in such amended statutory provision.

        11.3   RIGHT OF INDEMNITEE TO BRING SUIT

        If a claim under Section 11.1 hereof is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. Neither the failure of the Corporation (including its Board, independent legal counsel or its Shareholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances nor an actual determination by the Corporation (including its Board, independent legal counsel or its Shareholders) that the indemnitee is not entitled to indemnification shall be a defense to the suit or create a presumption that the indemnitee is not so entitled.

        11.4   NONEXCLUSIVITY OF RIGHTS

        Pursuant to Section 23B.08.560(2) or any successor provision of the Washington Business Corporation Act, the procedures for indemnification and advancement of expenses set forth in this Section are in lieu of the procedures required by Section 23B.08.550 or any successor provision of the Washington Business Corporation Act.

        11.5   NONEXCLUSIVITY OF RIGHTS

        The rights to indemnification and to the advancement of expenses conferred in this Section 11 shall not be exclusive of any other right which any Person may have or hereafter acquire under any statute, agreement, vote of Shareholders or Independent Directors, provisions of the Articles of Incorporation or Bylaws or otherwise. Notwithstanding any amendment to or repeal of this Section 11, or of any of the procedures established by the Board of Directors pursuant to Section 11.9, any indemnitee shall be entitled to indemnification in accordance with the provisions hereof and thereof with respect to any acts or omissions of such indemnitee occurring prior to such amendment or repeal.

        11.6   INSURANCE, CONTRACTS AND FUNDING

        The Corporation may maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such

Person against such expense, liability or loss under the Washington Business Corporation Act. The Corporation, without further Shareholder approval, may enter into contracts with any Director, officer, partner, trustee, employee or agent in furtherance of the provisions of this Section 11 and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Section 11.

        11.7   INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE CORPORATION

        The Corporation may, by action of the Board, grant rights to indemnification and advancement of expenses to employees or agents or groups of employees or agents of the Corporation (i) with the same scope and effect as the provisions of this Section 11 with respect to the indemnification and advancement of expenses of Directors and officers of the Corporation; (ii) pursuant to the rights granted pursuant to, or provided by, the Washington Business Corporation Act; or (iii) as are otherwise consistent with law; provided, however, that an undertaking shall be made by an employee or agent only if required by the Board.

        11.8   PERSONS SERVING OTHER ENTITIES

        Any Person who is or was a Director, an officer or employee of the Corporation who is or was serving (a) as a director or an officer of another corporation of which a majority of the shares entitled to vote in the election of its directors is held by the Corporation or (b) in an executive or management capacity in a partnership, joint venture, trust or other enterprise of which the Corporation or a wholly owned Subsidiary of the Corporation is a general partner or has a majority Ownership shall be deemed to be so serving at the request of an executive officer of the Corporation and entitled to indemnification and advancement of expenses under Section 11.1 hereof.

        11.9   PROCEDURES FOR THE SUBMISSION OF CLAIMS

        The Board may establish reasonable procedures for the submission of claims for indemnification pursuant to this Section 11, determination of the entitlement of any Person thereto and review of any such determination. If such procedures are established, they shall be set forth in an appendix to these Bylaws and shall be deemed for all purposes to be a part hereof.

                      SECTION 12. INVESTMENT POLICY AND RESTRICTIONS

        12.1   GENERAL STATEMENT OF POLICY

               12.1.1      TYPES OF INVESTMENTS

        The Corporation intends to invest, directly or indirectly, in: (a) self-service storage facilities; (b) office and business parks; (c) such other commercial real estate investments as may be approved by the Board from time to time; and (d) Mortgage Loans secured by real estate of a type in which the Corporation is authorized to invest. Subject to the restrictions of this Section 12, the Corporation's investments may be acquired in such manner, through such means and upon such terms and conditions as may be determined by the Board, and such investments may include, but are not limited to, direct acquisitions by the Corporation of real estate interests as well as investments in corporations, business trusts, general partnerships, limited partnerships, joint ventures or other legal entities that acquire real estate investments. All investments made by the Corporation, except those pursuant to Section 12.3 hereof, must be approved by a majority of the Directors or made in accordance with guidelines approved by the Board and in effect at the time the investments are made by the Corporation's management.

               12.1.2      TAX TREATMENT AS A REIT

        As soon the Corporation commences doing business, the Corporation shall use its best efforts to be eligible for tax treatment as a REIT under the Code, shall make such elections and filings, and take such other actions as may be necessary, to be treated as a REIT under the Code and shall thereafter conduct its business to continue to qualify as a REIT under the REIT Provisions of the Code.

               12.1.3      LIABILITY PROTECTION

        Although the general purpose of the Corporation is to qualify as a REIT under the REIT Provisions of the Code, no Director, officer, partner, trustee, employee, agent or independent contractor of the Corporation shall be liable for any act or omission resulting in the loss of tax benefits under the Code.

               12.1.4      REVIEW OF INVESTMENT POLICIES

        The Independent Directors shall review the investment policies of the Corporation at least annually to determine that the policies being followed by the Corporation are in the best interests of its Shareholders. Each such determination and the basis therefore shall be set forth in the minutes of the Directors.

        12.2   APPRAISAL REQUIREMENT

        The consideration paid for real property acquired by the Corporation shall ordinarily be based on the fair market value of the property as determined by a majority of the Directors. In determining the fair market value of property acquired by the Corporation, the Directors shall be entitled to rely upon appraisals prepared by qualified independent real estate appraisers selected by the Corporation or such other market data and information available to the Directors which, in their judgment, afford a reasonable basis for making an informed determination as to the fair market value of the property being acquired.

        12.3   SPECIFIC INVESTMENTS

        Pending investment or reinvestment of the Corporation's assets in the type of investments described in Section 12.1 hereof, the Corporation may invest its assets in investments such as: (a) U. S. government securities, (b) bankers' acceptances, (c) certificates of deposit, (d) bank repurchase agreements covering securities of the U. S. government or governmental agencies, (e) commercial paper rated A-1 or better by Moody's Investors Service, Inc. or any other nationally recognized rating agency, (f) interest-bearing time deposits in banks and thrift institutions, (g) money market funds, (h) mortgage-backed securities issued or guaranteed by the U. S. government or its agencies, (i) debt securities or equity securities collateralized by debt securities rated A-1 or better by Moody's Investors Service, Inc., or any other nationally recognized rating agency, (j) other short- or medium-term liquid investments or hybrid debt/equity securities approved by the Board, and (k) any combination of the foregoing investments.

        12.4   RESERVES

        The Corporation may retain, as a permanent reserve, such funds as the Board deems reasonable, in cash and in the types of investments described in
Section 12.3 hereof.

        12.5   INVESTMENT RESTRICTIONS

        The Corporation shall not:

        (a) invest more than ten percent (10%) of its Total Assets in Unimproved Real Property or Mortgage Loans on Unimproved Real Property;

        (b) invest in foreign currency, bullion, commodities or commodity future contracts;

        (c) invest in or make a Mortgage Loan, except on the following conditions:

               (i) in determining the fair market value of the underlying property securing the Mortgage Loan, the Directors shall be entitled to rely upon appraisals prepared by qualified independent real estate appraisers selected by the Corporation or such other market data and information available to the Directors which, in their judgment, afford a reasonable basis for making an informed determination as to the fair market value of such underlying property;

              (ii) the Corporation has obtained a mortgagee's or owner's title insurance policy or other commitment as to the priority of the mortgage or the condition of the title of the underlying property;

             (iii) the Mortgage Loan is secured by real estate of a type in which the Corporation is authorized to invest;

              (iv) the aggregate amount of the Mortgage Loan and all senior indebtedness as secured by the underlying property does not exceed ninety percent (90%) of the appraised value of the property as determined by an independent appraiser or as determined by the Board pursuant to this Section 12.5(c), unless the Board determines that an increased amount is justified by additional credit or collateral, such as personal guarantees or the pledge of additional assets, and the aggregate value of Mortgage Loans junior to other secured indebtedness does not exceed ten percent (10%) of the Corporation's Total Assets;

               (v) the Mortgage Loan is not subordinate to any mortgage or equity interest of a Director or any Affiliates thereof or any other Affiliate of the Corporation; and

              (vi) the investment in the Mortgage Loan would not cause the Corporation to have invested, immediately after the making of such investment, more than twenty-five percent (25%) of its Total Assets in Mortgage Loans;

        (d)    invest in contracts for the sale of real estate;

        (e) engage in underwriting or the agency distribution of securities issued by others;

        (f) issue "redeemable securities" (as defined in Section 2(a)(32) of the Investment Company Act of 1940, as amended), "face amount certificates of the installment type" (as defined in Section 2(a)(15) thereof) or "periodic payment plan certificates" (as defined in Section 2(a)(27) thereof);

        (g) invest in the equity securities of any nongovernmental issuer for a period in excess of eighteen (18) months, except for investments in the Other Shurgard Programs, equity investments in any Person organized for the primary purpose of investing in self-service storage facilities and office parks or for rendering Ancillary Services with respect to the ownership, operation and holding of such real estate assets made pursuant to Section 12.6(f) or 12.8 hereof, equity interests in any general partnership, joint venture, association, trust, limited partnership or other legal entity permitted under Section 12.9 hereof, equity interests in entities that would be considered qualified REIT subsidiaries of the Corporation under Section 856(i) of the Code and investments in REITs the portfolios of which consist of assets the Board of Directors considers appropriate for the Corporation, were it to hold such assets directly;

        (h) issue debt securities of the Corporation unless the issuance of such debt is not restricted by Section 12.6 hereof and the historical debt service coverage (in the most recently completed fiscal year), as adjusted for known changes, would, in the opinion of the Board, be sufficient to service the principal and interest payments from the higher level of corporate debt;

        (i) issue options, warrants or similar evidences of a right to purchase the Corporation's Securities unless (i) issued to all its Shareholders ratably,
(ii) as a part of a financing arrangement, or (iii) as a part of a stock option or similar plan to compensate the Corporation's Directors, officers, employees, consultants, advisors and/or other similar persons that has been approved by the Board;

        (j) engage in short sales, or borrow, on an unsecured basis, if such borrowing will result in an Asset Coverage of less than three hundred percent (300%);

        (k) engage in trading activities in Securities, as compared with investment activities;

        (l) invest in any commercial real estate other than self-service storage facilities or office and business parks, unless the Board makes each of the following determinations as to the proposed investment:

               (i) the acquisition and holding of the investment would not jeopardize or in the future be likely to jeopardize the qualification of the Corporation as a REIT under the Code;

              (ii) the Corporation's management has the experience and expertise necessary for effective management of the investment or has contracted or will contract, on behalf of the Corporation, with a third party manager having such experience and expertise; and

             (iii) the investment constitutes a prudent and reasonable investment by the Corporation and is being made for the purpose of (A) maximizing the value of property acquired by the Corporation, a portion of which is being used as or was acquired for the purpose of a self-service storage facility or an office and business park, or (B) diversifying the Corporation's portfolio to protect the value of its assets and to hedge against the risk of having the Corporation's assets concentrated in self-service storage facilities and office and business parks; and

        (m) acquire securities in any company holding investments or engaging in activities prohibited by paragraphs (a) through (e), (i) and (k) of this Section 12.5.

        12.6 RESTRICTIONS UPON DEALINGS BETWEEN THE CORPORATION AND INTERESTED PARTIES

        (a) General Restriction. Except as provided in this Section 12.6, the Corporation shall not engage in a transaction with any Interested Party. Any transaction between the Corporation and any Interested Party made in compliance with the requirements of this Section 12.6 shall be valid notwithstanding such relationship and such Interested Party shall not be under any disability from or have any liability as a result of entering into any such transaction with the Corporation.

        (b) Sales to the Corporation. The Corporation shall not purchase property from any Interested Party, unless, after disclosure to the Board of the interest of the Interested Party in the proposed transaction, a majority of Directors not otherwise interested in such transaction (including a majority of the Independent Directors) has determined that the property is being offered to the Corporation upon terms fair and reasonable to the Corporation.

        (c) Sales by the Corporation. The Corporation shall not sell property to a Director or any Affiliate thereof.

        (d) Loans to or From the Corporation. The Corporation shall not make loans to, or borrow funds from, any Interested Party unless, after disclosure to the Board of the interest of the Interested Party in the proposed transaction, a majority of Directors not otherwise interested in such transaction (including a majority of the Independent Directors) approves the transaction as being fair, competitive and commercially reasonable and no less favorable to the Corporation than loans between unaffiliated lenders and borrowers under the same circumstances.

        (e) Other Services and Transactions. Except to the extent otherwise expressly authorized by the terms of Section 12.6 or this Section 12.6(e), the Corporation shall not enter into any transaction with any Interested Party, unless the terms and conditions of such transaction have been disclosed to the Board and approved by a majority of the Directors not otherwise interested in the matter (including a majority of Independent Directors). The disclosure required by this Section 12.6(e) shall be in writing and shall fully describe all the material terms and conditions of the proposed transaction, and such Directors in approving the transaction have determined the transaction to be fair, competitive and commercially reasonable and on terms and conditions not less favorable to the Corporation than those available from unaffiliated third parties. The determinations required by this Section 12.6(e) shall be set forth in writing, together with such explanation as the Directors deem necessary or advisable, and shall be filed with the Corporation's books and records. In construing this Section 12.6(e), the term "transaction" shall be understood to refer to any dealings between the Corporation and an Interested Party, wherein the Corporation transfers, or is obligated to transfer, to the Interested Party valuable consideration, whether in the form of cash, securities, tangible assets, intangible assets or otherwise, in exchange for property, services, waiver of claims or other valuable consideration, however designated.

        (f) Ancillary Services. The Corporation may permit one or more third parties, including a property manager, a Director and/or an Affiliate thereof, to offer Ancillary Services to its customers or others or use the Corporation's properties as a site for offering such Ancillary Services, provided that the conditions in Section 12.8 hereof are satisfied.

        12.7   CORPORATION'S RIGHT TO BORROW FUNDS

        Subject to the restrictions contained in this Section 12.7, the Corporation may, at any time, at the discretion of the Board, borrow funds, on a secured or unsecured basis, from institutional lenders, banks and other lenders selected by the Board and, in connection therewith, execute, issue and deliver promissory notes, commercial paper, notes, debentures, bonds and other debt obligations (which may be convertible into Shares or other equity interests or be issued together with warrants to acquire Shares or other equity interests). Notwithstanding the foregoing, except as otherwise provided in the following sentence, the Corporation shall not borrow any funds if, after giving effect to such borrowing, the Corporation's Indebtedness would exceed fifty percent (50%) of its Total Assets. The ceiling upon the Corporation's Indebtedness imposed by the preceding sentence shall not prohibit the Corporation from incurring Indebtedness as necessary to refinance Indebtedness previously obtained by the Corporation, which was permissible at the time such Indebtedness was obtained, and to make distributions to Shareholders in order to preserve the eligibility of the Corporation as a REIT under the provisions of the Code. The restriction upon the Corporation's ability to borrow funds is to be applied at the time the borrowing is obtained by the Corporation. Any borrowing by the Corporation permitted at the time such borrowing is made does not become unauthorized, or constitute a violation of these Bylaws, even if, after the borrowing is in place, the Corporation's Indebtedness exceeds the ceiling upon Indebtedness referenced above (namely, the fifty percent (50%) ceiling), whether or not such excess is due, in part, to any accrued but unpaid interest, late fees or penalties, finance charges or other amounts due with respect to the Corporation's new borrowing or previous borrowings. In addition, the Corporation shall not borrow any funds if, after giving effect to such borrowing, the Corporation's Indebtedness would exceed three hundred percent (300%) of its Adjusted Net Worth. The Board shall review the status of the Corporation's Indebtedness at least quarterly.

        12.8   PURSUIT OF ANCILLARY SERVICES

        (a) The Corporation may provide any Ancillary Services to its tenants or others as long as the Board believes in good faith that the Corporation's pursuit of such Ancillary Services would not jeopardize the Corporation's qualification as a REIT under the Code.

        (b) In the event that the Corporation's pursuit of one or more of the Ancillary Services might jeopardize the qualification of the Corporation as a REIT under the Code, the Corporation may, in lieu of offering such Ancillary Services directly:

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               (i) restructure the manner in which such Ancillary Services are offered to the Corporation's tenants or others, alter the pricing of the Ancillary Services or take such other action as the Corporation deems necessary;

              (ii) invest in one or more other entities which directly provide the Ancillary Services to the Corporation's tenants or others; or

             (iii) permit others, including Interested Parties, to offer the Ancillary Services to the Corporation's tenants or others in compliance with the terms of Section 12.8(c) hereof;

provided, however, that, in each such instance, the Board has received an opinion from tax counsel or a ruling from the IRS that such action, subject to the qualifications and restrictions imposed by the Board, and such other assumptions as the Board may reasonably establish, would not disqualify the Corporation from taxation as a REIT under the Code.

        (c) The Corporation may permit one or more third parties to offer Ancillary Services to its customers or others, or to use the Corporation's properties as a site for offering such Ancillary Services, if the Board has, in good faith, made the following determinations:

               (i) the Corporation does not wish, or consider it advisable, to offer the Ancillary Services directly to its tenants and others or has determined that rendering such Ancillary Services would jeopardize the qualification of the Corporation as a REIT under the Code;

              (ii) permitting others to render such Ancillary Services would likely increase the rental revenues or other income derived from the ownership of the Corporation's properties, enhance the competitiveness of the Corporation or otherwise provide economic benefits, directly or indirectly, to the Corporation;

             (iii) the party or parties rendering the Ancillary Services are competent to do so, have experience in rendering such Ancillary Services and have entered into a written contract with the Corporation with respect to the provision of the Ancillary Services, having terms and conditions deemed fair and equitable to the Board; and

              (iv) if the Person to render the Ancillary Services is an Interested Party, the transaction has been disclosed to and approved by the Directors as provided in Section 12.6(e) hereof.

        12.9   CORPORATION'S RIGHT TO PARTICIPATE IN JOINT INVESTMENTS

        The Corporation may participate in, and contribute funds to or invest in, any general partnership, joint venture, association, trust, limited partnership or other legal entity (a "Joint Enterprise") as long as:

        (a) such investment in the Joint Enterprise would not (i) jeopardize the qualification of the Corporation as a REIT under the Code or (ii) result in the Corporation's becoming an investment company within the meaning of the Investment Company Act of 1940, as amended (unless the Corporation is exempt from all the provisions of such Act);

        (b) the principal purpose of the Joint Enterprise is either to own, manage, hold, occupy or otherwise deal with self-service storage facilities and/or office and business parks, and/or with Mortgage Loans collateralized by such assets, or to render Ancillary Services to Persons who own, manage or hold self-service storage facilities, office and business parks and/or Mortgage Loans collateralized by such assets; and

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        (c) if one or more of the other parties to the Joint Enterprise are
Interested Parties, such transaction has been disclosed to and approved by the Directors (including a majority of the Independent Directors) as provided in
Section 12.6(e) hereof.

        12.10  INVESTMENT IN CORPORATION'S SHARES

        The Corporation may, at any time, at the discretion of the Board, invest in any class or series of the Common Stock or Preferred Stock, or in any promissory notes, commercial paper, notes, debentures, bonds or other debt obligations, for the purpose of supporting the value of any such securities and for any other valid corporate purposes.

                       SECTION 13. INDEPENDENT ACTIVITIES

        13.1   SHARES HELD BY DIRECTORS AND OFFICERS

        Any Director or officer may acquire, own, hold and dispose of Shares, for his or her individual account, and may exercise all rights of a Shareholder to the same extent and in the same manner as if he or she were not a Director or an officer.

        13.2   BUSINESS INTERESTS AND INVESTMENTS OF DIRECTORS

        Subject to the limitations contained in this Section 13.2, any Director who is not an officer may have personal business interests and may engage in personal business activities, which interests and activities may include the acquisition, syndication, holding, management, operation or disposition, for his or her own account or for the account of others, of interests in real property or Persons engaged in the real estate business, even if those interests and activities directly compete with the actual business being conducted by the Corporation, and is not required to present to the Corporation any business opportunity which comes to him or her even though such opportunity is within the Corporation's investment policies.

        13.3   OTHER BUSINESS RELATIONSHIPS OF DIRECTORS

        Subject to the provisions of Section 12 hereof, any Director or officer may be interested as trustee, officer, director, Shareholder, partner, member, advisor or employee, or otherwise have a direct or indirect interest in any Person who may be engaged to render advice or services to the Corporation, and may receive compensation from such Person as well as compensation as Director, officer or otherwise hereunder, and no such activity shall be deemed to conflict with his or her duties and powers as Director or officer.

                             SECTION 14. AMENDMENTS

        These Bylaws may be amended or repealed and new Bylaws may be adopted by the Board; provided, however, that all Bylaws made by the Board may be amended or repealed by the Shareholders.

                            SECTION 15. MISCELLANEOUS

        15.1   PROVISIONS IN CONFLICT WITH LAW OR REGULATIONS

        The provisions of these Bylaws are separable, and if the Board shall determine, with the advice of counsel, that any one or more of such provisions (the "Conflicting Provisions") are in conflict with the REIT Provisions of the Code, the Washington Business Corporation Act or other applicable federal or Washington laws and regulations, the Conflicting Provisions shall be deemed never to have constituted a part of these Bylaws; provided, however, that such determination of the Directors shall not affect or impair any of the remaining provisions of these Bylaws or render invalid or improper any action taken or omitted (including, but not limited to, the election of Directors) prior to such determination. Such determination shall become effective


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when a certificate, signed by a majority of the Directors setting forth any such determination and reciting that it was duly adopted by the Directors, shall be filed with the books and records of the Corporation. The Directors shall not be liable for failure to make any determination under this Section 15. Nothing in this Section 15 shall in any way limit or affect the rights of the Directors or the Shareholders to amend these Bylaws.

        15.2   RELIANCE UPON LEGAL ADVICE

        The Directors, including the Independent Directors, may retain one or more legal counsel to assist them in making any determinations required by them, or which they are permitted to make, pursuant to the terms of these Bylaws. Such Directors shall not be liable for any loss caused by or resulting from any action taken or omitted in reliance upon any legal opinion rendered by such counsel, so long as the selection of the legal counsel and reliance on the advice was in good faith.

        In making any such determinations, the Directors shall, however, not be obligated to follow the advice of any legal counsel engaged to advise them.

        15.3   CONSTRUCTION

        Unless the context requires otherwise, the general provisions, rules of construction and definitions in the Washington Business Corporation Act shall govern the construction of these Bylaws.

        The foregoing Bylaws were adopted by the Board on May 6, 1997 and
Article 11 of the foregoing Bylaws by the sole Shareholder on May 6, 1997. The Bylaws were restated on May 15, 1997 and December 7, 2000.



                            /s/ Christine M. McKay
                            ----------------------------------------------------
                            Christine M. McKay
                            Senior Vice President, Secretary and General Counsel



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